SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                              --------------------


                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


          Date of Report (Date of Earliest Event Reported) May 13, 2004




                               CONVERA CORPORATION
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             (Exact name of registrant as specified in its charter)



     Delaware               000-31989                          54-1987541
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(State or other          (Commission File No.)              (I.R.S. Employer
jurisdiction of                                           Identification No.)
incorporation



                          1921 GALLOWS ROAD, SUITE 200
                             VIENNA, VIRGINIA 221826
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              (Address of principal executive offices and zip code)


       Registrant's telephone number, including area code: (703) 761-3700
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Item 5.  Other Events and Required FD Disclosure.
         ---------------------------------------

     On May 13, 2004, Convera Corporation (the "Company") announced that Mr. Steven M. Samowich was appointed the Company's new Chief Operating Officer. The press release relating to Mr. Samowich's appointment is attached hereto as
Exhibit 99.1.

     In addition, the Company has determined to hold its 2004 Annual Meeting of Shareholders on Tuesday, July 20, 2004 at the Hyatt Regency Reston located at 1800 Presidents Street, Reston, Virginia 20190.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.
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99.1     Press Release of the Company dated May 13, 2004.

                                    SIGNATURE



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

                                 CONVERA CORPORATION



                                 By:/s/  Patrick C. Condo
                                ---------------------------
                                Patrick C. Condo
                                President and Chief Executive Officer



Date:  May 13, 2004

                                                                    Exhibit 99.1
Contact:          Anna Van Lier
                  Director, Corporate Communications
                  Convera
                  703.761.3700
                  avanlier@convera.com


                       Convera Names Steven M. Samowich as

                           New Chief Operating Officer


Vienna, Va., May 13, 2004 - Convera Corporation (NASDAQ: CNVR), a leading provider of search and categorization software for enterprises and government agencies, today announced that Steven M. Samowich has joined the company as Chief Operating Officer. Samowich will be responsible for the company's product development, marketing, sales, professional services and customer support functions.

"We are pleased to have an executive with Steve's broad range of business and sales expertise to lead Convera's key operating functions," said Patrick C. Condo, President and CEO, Convera. "Steve's experience in both the commercial and government markets will be a valuable asset for our company as we continue to pursue growth in these markets."

Samowich recently served as Vice President of the Government Business Unit at OpenText Corporation where he was responsible for the sale of collaboration and document management software to federal government agencies and defense contractors. He also held the position of President, CEO and member of the Board of Directors at Infodata Systems, a NASDAQ listed information technology professional services and systems integration firm in Fairfax, Virginia. Earlier in his career, Samowich served as Corporate Vice President and Division General Manager at Simplex Time Recorder in Gardner, Massachusetts, managing a $100M business where he grew software revenues threefold, and as Vice President and General Manager of North America at Visix Software in Reston, Virginia. Additionally, Samowich worked in various commercial and government sales management positions during a 13-year career with Computervision of Bedford, Massachusetts.

"I am delighted to join Convera as we continue to improve the execution of our growth strategy within the enterprise search software market," said Steven M. Samowich, Chief Operating Officer, Convera. "I look forward to sharpening the focus of our product development, marketing and sales efforts on providing high value solutions to our customers in the fastest growing market segments."




About Convera

Convera is a leading provider of mission-critical enterprise search and categorization solutions. Convera's RetrievalWare solutions maximize return on investment in vast stores of unstructured information by providing highly scalable, fast, accurate and secure search across more than 200 forms of text, video, image and audio information, in more than 45 languages. More than 900 customers in 33 countries rely on Convera's search solutions to power a broad range of mission-critical applications including enterprise portals, knowledge management, intelligence gathering, profiling, corporate policy compliance, regulatory compliance, customer service and more. For more information, contact Convera at 800-788-7758, via e-mail at info@convera.com or on the Web at www.convera.com

                                       ###

This release, including any statements from Convera personnel, contains statements about Convera's future expectations, performance, plans, and prospects, as well as assumptions about future events. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties, including without limitation, business and economic conditions and trends; continued success in technological advances; possible disruption in commercial activities caused by terrorist activity and armed conflict, such as changes in logistics and security arrangements; reduced customer demand relative to expectations; competitive factors; and other risk factors listed from time to time in the company's SEC reports. Actual results may differ materially from our expectations as the result of these and other important factors relating to Convera's business and product development efforts, which are further described in Convera's filings with the Securities and Exchange Commission. These filings can be obtained from the SEC's website located at www.sec.gov. Any forward-looking statements are based on information available to Convera on the date of this release, and Convera assumes no obligation to update such statements. The Convera design logo and the following are worldwide trademarks of Convera: Convera(TM), RetrievalWare(R), and Screening Room(R). The names of actual companies and products mentioned herein may be the trademarks of their respective owners.